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                                                                     EXHIBIT-23





                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-80934, 2-83724, 33-3722, 33-12324, 33-13389, 33-18911,
33-26317,  33-38267, 33-43927, 33-55587 and 33-64221 and Form S-3 Nos. 33-32419,
33-37889,  33-41008,  33-55047  and  33-63049)  and  related  Prospectuses,   of
Transamerica Corporation of our report dated January 23, 1998 with respect to the consolidated financial statements and schedules of Transamerica Corporation included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1997.




                                                      Ernst & Young LLP

San Francisco, California
March 25, 1998